UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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The Caldwell & Orkin Funds, Inc.

(Name of Registrant as Specified In Its Charter)

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THE CALDWELL & ORKIN FUNDS, INC.
6200 The Corners Parkway
Suite 150
Norcross, Georgia 30092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [SEPTEMBER __], 2006

To the Stockholders of
The Caldwell & Orkin Funds, Inc.

Notice is hereby given that an Annual Meeting of Stockholders (the “Meeting”) of the Caldwell & Orkin Market Opportunity Fund, the only series of The Caldwell & Orkin Funds, Inc. (the “Fund”), will be held at 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092 on [September __], 2006 at [1:30 p.m.] Eastern Time, for the following purposes:

1. To elect six (6) Directors, each to hold office until the next annual meeting of the stockholders, and until his successor is duly elected and qualified;

2. To approve and ratify the selection of Tait, Weller & Baker LLP as independent auditors of the Fund;

3. To approve an amendment to the management agreement with C&O Funds Advisor, Inc. (the “Manager”);

4. To consider and act upon a proposal to convert the Fund’s Investment Restriction No. 4 to a non-fundamental investment restriction;

5. To consider and act upon a proposal to amend the Fund’s Investment Restriction No. 7 to permit the Fund to invest in forward contracts, futures contracts and options on commodity contracts;

6. To consider and act upon a proposal to convert the Fund’s Investment Restriction No. 8 to a non-fundamental investment restriction;

7. To consider and act upon a proposal to amend the Fund’s Investment Restriction No. 9 to eliminate certain grade restrictions on commercial paper that may be purchased by the Fund;

8. To consider and act upon a proposal to amend the Fund’s Investment Restriction No. 10 to permit the Fund to borrow money to the extent permitted under the 1940 Act;

9. To consider and act upon a proposal to amend the Fund’s Investment Restriction No. 11 to permit the Fund to pledge assets as collateral in connection with borrowings to the extent permitted under the 1940 Act;

10. To consider and act upon a proposal to amend the Fund’s Investment Restriction No. 12 to permit the Fund to invest in restricted securities to the extent permitted under the 1940 Act;

11. To consider and act upon a proposal to delete the Fund’s Investment Restriction No. 14 to permit the Fund to invest in puts, calls or combinations thereof to the extent permitted under the 1940 Act; and

12. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Directors of the Fund have fixed the close of business on August [_], 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment(s) thereof.

STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. AS AN ALTERNATIVE TO USING THE PAPER PROXY CARD TO VOTE, YOU MAY VOTE BY TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER OF THE PROXY CARD.

By Order of the Directors,

___________________________
David R. Bockel
Secretary

Norcross, Georgia
Dated: [August __], 2006

THE CALDWELL & ORKIN FUNDS, INC.
6200 The Corners Parkway
Suite 150
Norcross, Georgia 30092

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

[August __], 2006

INTRODUCTION

This Proxy Statement is being furnished to stockholders of the Caldwell & Orkin Market Opportunity Fund, the only series of The Caldwell & Orkin Funds, Inc., a Maryland corporation (the “Fund”), in connection with the solicitation of proxies from the Fund’s stockholders by the Board of Directors of the Fund (the “Board”) to be voted at an Annual Meeting of Stockholders (the “Meeting”), and at any and all adjournments thereof. The Meeting will be held at be held at 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092, on [September __], 2006, at [1:30 p.m.], or at such other place and/or time as the Board may determine in order to accommodate any significant increase in anticipated attendance at the Meeting. Notice of any change in the place and/or time of the Meeting will be given to stockholders of the Fund not less than 10 days prior to the Meeting. Copies of this Proxy Statement were first mailed to stockholders of the Fund on or about [August __], 2006.

The Board has fixed the close of business on [August __], 2006 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. Stockholders of record of the Fund as of the Record Date will be entitled to one vote for each share held and each outstanding fractional share thereof is entitled to a proportionate fractional share of one vote, with no shares having cumulative voting rights. As of [August _], 2006, the Fund had issued and outstanding [______________] shares of common stock.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions thereon or otherwise as provided therein. Unless instructions to the contrary are marked thereon, proxies will be voted in favor of each of the proposals referred to on the form of proxy, and in accordance with the discretion of the proxy holders on any other matter that may properly come before the Meeting. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivering to the Secretary of the Fund either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his proxy in person.

One-third of the Fund’s outstanding shares on the Record Date constitutes a quorum and must be present, in person or by proxy, to transact business at the Meeting. If a quorum is not present at the Meeting, or if sufficient votes to approve one or more of the Proposals are not received, the meeting may be adjourned to permit further solicitations of proxies upon an affirmative vote of a majority of those shares represented at the Meeting in person or by proxy.

Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present and entitled to vote for purposes of determining whether a quorum is present and will not have an effect on the outcome of a vote on adjournment. In addition, abstentions and broker non-votes will not be voted for any proposal and, as a result, will be a vote against any proposal where the required vote is a percentage of the shares outstanding. Therefore, with respect to Proposals 2 through 11, abstentions and broker non-votes have the effect of a vote “against” such proposals. With respect to the election of the Directors, neither abstentions nor broker non-votes have an effect on the outcome of the proposal.

GENERAL INFORMATION

Set forth below is a summary of important information regarding the management, administration and share ownership of the Fund. The proposals to be voted upon are described after this summary information.

Management. The Fund is managed by C&O Funds Advisor, Inc. (the “Manager”), subject to the oversight of the Fund’s Board. The principal executive officers of the Fund and their principal occupations for at least the past five years are set forth directly below. Unless otherwise noted, the address of each executive officer is 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092.

Michael B. Orkin, President.*  Mr. Orkin is the Chief Executive Officer and sole stockholder of Caldwell & Orkin, Inc., where he has been a portfolio manager since 1985. Mr. Orkin is also President of C&O Funds Advisor, Inc. and has been primarily responsible for the day-to-day management of the Fund’s portfolio since August 24, 1992. He is President, Chief Executive Officer and Chairman of the Investment Policy committee. Mr. Orkin was formerly an assistant portfolio manager with Pacific Equity Management, as well as an analyst for both Oppenheimer Capital Corporation and Ned Davis Research. Mr. Orkin is a Chartered Financial Analyst and a Chartered Investment Counselor. Mr. Orkin is 46 years old.

William C. Horne, Treasurer and Chief Compliance Officer.* Mr. Horne is the Director of Client Services and Chief Compliance Officer of Caldwell & Orkin, Inc. Prior to joining Caldwell & Orkin, Inc. in November, 1996, Mr. Horne was a Corporate Financial Analyst for Sivaco Wire Group, Atlanta, GA, and U.S. Operations Controller for Atex, Inc., Atlanta, GA. Mr. Horne is 48 years old.

David R. Bockel, Secretary and Assistant Treasurer.* Mr. Bockel is an Analyst and Trader for Caldwell & Orkin, Inc. Prior to joining Caldwell & Orkin, Inc. in March, 2000, Mr. Bockel was a Client Service Representative at Fidelity National Bank in Atlanta, GA. Mr. Bockel is 29 years old.

An “*” by an individual’s name denotes an “interested person” of the Fund as defined by the Investment Company Act of 1940, as amended (the “1940 Act”).

Investment Adviser. C&O Funds Advisor, Inc. is the investment adviser to the Fund and manages the Fund’s investment portfolio on a daily basis, subject to review by the Board. The Manager was formed in 1986 and is a wholly-owned subsidiary of Caldwell & Orkin, Inc. Caldwell & Orkin, Inc., formed in 1982, presently provides investment advisory services to corporations, individual investors, and other institutions, and has funds under management of approximately $264 million as of May 31, 2006, including assets held by the Fund. The Manager is an independent investment counsel firm with its offices located at 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092.

Other Service Providers. IFS Fund Distributors, Inc. (the “Distributor”) is the principal underwriter of the Fund under a Distribution Agreement. The Distribution Agreement obligates the Distributor to provide certain services to the Fund in connection with the offering of the shares of the Fund. The Distributor’s principal office is located at 303 Broadway, Suite 1100, Cincinnati, Ohio 45202. Accounting and transfer agency services are provided to the Fund by Integrated Fund Services, Inc., the principal address of which is 303 Broadway, Suite 1100, Cincinnati, Ohio, 45202. Bank One Trust Company, N.A., the principal address of which is 1111 Polaris Parkway, Suite 2N, Columbus, Ohio 43240, acts as Custodian of the Fund’s assets. The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the delivery of securities and collecting interest on the Fund’s investments.

Security Ownership. For information regarding the ownership of shares of the Fund by Fund management (Directors and executive officers) and persons known to be record and beneficial owners of more than 5% of the outstanding shares of common stock of the Fund as of May 31, 2006, please see the tables below.

Security Ownership by Certain Beneficial Owners (as of May 31, 2006)

Name and Address of Beneficial Owner	Number of Shares	Percent of Fund
Charles Schwab & Co., Inc. Special Custody A/C FBO Customers 101 Montgomery Street San Francisco, CA 94104	2,470,653.840	28.00%
National Financial Services FBO Our Customers 200 Liberty Street New York, NY 10281	1,712,437.354	19.41%
National Investor Services Corporation/FBO Customers 5 Water Street New York, NY 10041	1,168,870.242	13.25%

Security Ownership of Management (as of May 31, 2006)

Name and Address of Beneficial Owner	Number of Shares	Percent of Fund
Michael B. Orkin , Director, President 6200 The Corners Parkway, Suite 150 Norcross, Georgia 30092	209,787.449(1)	2.38%

Frederick T. Blumer, Independent Director, Chairman 6200 The Corners Parkway, Suite 150 Norcross, Georgia 30092	13,052.215(2)	0.15%

David L. Eager, Independent Director 6200 The Corners Parkway, Suite 150 Norcross, Georgia 30092	21,911.128(3)	0.25%

Henry H. Porter, Jr., Independent Director 6200 The Corners Parkway, Suite 150 Norcross, Georgia 30092	60,099.864(4)	0.68%

Harry P. Taylor, Independent Director 6200 The Corners Parkway, Suite 150 Norcross, Georgia 30092	278.592(5)	*

James L. Underwood, Independent Director 6200 The Corners Parkway, Suite 150 Norcross, Georgia 30092	278.592(6)	*

Name and Address of Beneficial Owner	Number of Shares	Percent of Fund
David R. Bockel, Secretary, Assistant Treasurer 6200 The Corners Parkway, Suite 150 Norcross, Georgia 30092	432.364(7)	*

William C. Horne, Treasurer, Chief Compliance Officer 6200 The Corners Parkway, Suite 150 Norcross, Georgia 30092	4,257.526(8)	0.05%

(1)
These shares consist of the following: 159,898.895 shares directly owned by Mr. Orkin, 9,902.868 shares owned by Mr. Orkin through his individual retirement account, 33,422.728 shares owed and/or controlled by Mr. Orkin through Caldwell & Orkin, Inc.’s 401(k) plan, 5,108.686 shares held by The Michael and Judy Orkin Foundation, and 34,877.010 held in trust or custodial accounts for Mr. Orkin’s children with Mr. Orkin as trustee or custodian.

(2)	These shares consist of 7,469.230 shares owned by Mr. Blumer in his individual retirement account and 5,582.985 owned jointly with his wife.

(3)	These shares are owned directly by Mr. Eager.

(4)	These shares consist of the following: 60,099.864 shares owned by The Henry H. Porter, Jr. Revocable Trust of which Mr. Porter is co-trustee.

(5)	These shares are owned directly by Mr. Taylor.

(6)	These shares are owned directly by Mr. Underwood.

(7)	These shares are owned by Mr. Bockel through Caldwell & Orkin, Inc.’s 401(k) Plan.

(8)	These shares consist of the following: 687.078 shares are owned by Mr. Horne in his individual retirement account, and 3,570.448 are owned by Mr. Horne through Caldwell & Orkin, Inc.’s 401(k) Plan.

*	Less than 0.01%.

STOCKHOLDERS MAY REQUEST COPIES OF THE FUND’S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS, INCLUDING FINANCIAL STATEMENTS, WITHOUT CHARGE, BY WRITING TO THE CALDWELL & ORKIN MARKET OPPORTUNITY FUND, 6200 THE CORNERS PARKWAY, SUITE 150, NORCROSS, GEORGIA 30092, OR BY CALLING TOLL-FREE 1-800-237-7073. STOCKHOLDERS MAY ALSO ACCESS COPIES OF THE FUND’S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS, INCLUDING FINANCIAL STATEMENTS, WITHOUT CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.CALDWELLORKIN.COM.

VOTE REQUIRED

Approval of Proposal 1 requires a plurality of the shares of the Fund voted in person or by proxy at the Meeting. Approval of each of Proposals 2 through 11 requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, as defined under the Investment Company Act of 1940, as amended (the “1940 Act”). This means that each of Proposals 2 through 11 must be approved by (i) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund’s outstanding voting securities of the Fund, whichever is less. Each outstanding share of the Fund is entitled to one vote per share, and each outstanding fractional share thereof is entitled to a proportionate fractional share of one vote.

At the Meeting, stockholders will be asked to consider and vote upon the following:

1.    The election of six (6) Directors, each to hold office until the next annual meeting of the stockholders, and until his successor is duly elected and qualified;

2.    The approval and ratification of the selection of Tait, Weller & Baker LLP as independent auditors of the Fund;

3.    A proposed amendment to the management agreement with C&O Funds Advisor, Inc. (the “Manager”);

4.    A proposal to convert the Fund’s Investment Restriction No. 4 to a non-fundamental investment restriction;

5.    A proposal to amend the Fund’s Investment Restriction No. 7 to permit the Fund to invest in forward contracts, futures contracts and options on commodity contracts;

6.    A proposal to convert the Fund’s Investment Restriction No. 8 to a non-fundamental investment restriction;

7.    A proposal to amend the Fund’s Investment Restriction No. 9 to eliminate certain grade restrictions on commercial paper that may be purchased by the Fund;

8.    A proposal to amend the Fund’s Investment Restriction No. 10 to permit the Fund to borrow money to the extent permitted under the 1940 Act;

9.    A proposal to amend the Fund’s Investment Restriction No. 11 to permit the Fund to pledge assets as collateral in connection with borrowings to the extent permitted under the 1940 Act;

10.    A proposal to amend the Fund’s Investment Restriction No. 12 to permit the Fund to invest in restricted securities to the extent permitted under the 1940 Act;

11.    A proposal to delete the Fund’s Investment Restriction No. 14 to permit the Fund to invest in puts, calls or combinations thereof to the extent permitted under the 1940 Act; and

12.    The transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

PROPOSAL 1

The Board of the Fund supervises the operations of the Fund according to applicable state and federal law, and is responsible for the overall supervision of the operations of the Fund. As a Maryland corporation, the Fund is not required to hold annual meetings of stockholders except under certain limited circumstances, including, for example, the election of directors by stockholders. Pursuant to Maryland law, therefore, the Fund is soliciting its stockholders to elect Directors of the Fund at an annual meeting. If approved, the Director nominees listed below will continue service as Directors effective as of the date of the Meeting. The Board recommends that the stockholders vote for approval of the Director nominees listed below.

PROPOSAL 1: Election of the director nominees.

The By-Laws of the Fund provide that the Board shall consist of not less than three nor more than twelve Directors, with the exact number being set from time to time by the Board. The Board currently consists of six Directors, each of whom serves until the next annual meeting of stockholders and until his successor, if there is to be one, is elected and qualified. The six directors named in the table below have been nominated by the Fund’s Board for election as Directors, each to hold office until the next annual meeting of stockholders and/or until his successor is duly elected and qualified. All of the nominees are currently members of the Board. Each of the nominees has consented to his nomination and has agreed to serve if elected.

IF THE PROXY CARD IS PROPERLY EXECUTED BUT UNMARKED, IT WILL BE VOTED FOR ALL THE NOMINEES.

If for any reason, any nominee should not be available for election or able to serve as a Director, the proxies will exercise their voting power in favor of such substitute nominees, if any, as the Board may designate. The Fund has no reason to believe that it will be necessary to designate a substitute nominee. Each nominee who receives the affirmative vote of a plurality of all votes cast at the Meeting will be elected so long as a quorum is present.

The Board supervises the operations of the Fund according to applicable state and federal law, and is responsible for the overall supervision of the operations of the Fund. The Directors, in turn, elect the officers of the Fund to actively supervise the day-to-day operations.

Directors and Officers

The following is a list of the Directors and officers of the Fund. The term “officer” means the president, vice president, secretary, treasurer, controller or any other officer who performs policy-making decisions. The address for each of the persons named below is 6200 The Corners Parkway, Suite 150, Norcross, GA 30092.

(See table on the following page.)

Name, (Age) and Position(s) Held with Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of Funds in Fund Complex Overseen by Director	Other Directorships Held by Director
DISINTERESTED DIRECTORS

Frederick T. Blumer (47) Chairman	Since 1990	Mr. Blumer is the CEO of X-spand International, Inc., and was formerly the President of IN ZONE Brands International, Inc.	One	None
David L. Eager (63) Director	Since 1992	Mr. Eager is a Partner at Eager & Davis LLC, and was formerly Director for Product Development for Driehaus Capital Management and a Global Partner with William M. Mercer, Inc.	One	Veracity Mutual Fund
Henry H. Porter, Jr. (71) Director	Since 1990	Mr. Porter is a private investor.	One	SEI Investments Company
Harry P. Taylor (45)	Since 2006	Mr. Taylor is the Senior VP - Finance for The Home Depot, and was formerly VP - Customer Strategy for PepsiCo Inc.	One	None
James L. Underwood (55)	Since 2006	Mr. Underwood is the President of Tarpley & Underwood, P.C. and Tarpley & Underwood Financial Advisors LLC.	One	None
INTERESTED DIRECTOR
Michael B. Orkin (46)[2] Director, President, Portfolio Manager	Since 1990

Mr. Orkin is the CEO and sole
shareholder of Caldwell & Orkin, Inc., of
which the Adviser is a wholly-owned
subsidiary. Mr. Orkin has been a
portfolio manager at Caldwell & Orkin,
Inc. since 1985, and is a Chartered
Financial Analyst.

			One	None
OFFICERS WHO ARE NOT DIRECTORS
David R. Bockel (29)[3] Secretary, Assistant Treasurer	Since 2006	Mr. Bockel is an Analyst and Trader for Caldwell & Orkin, Inc. and previously was a Client Service Representative at Fidelity National Bank in Atlanta, GA.	N/A	None
William C. Horne (48)[3] Chief Compliance Officer & Treasurer	Since 2004 Since 2006	Mr. Horne is the Director of Client Services and Chief Compliance Officer of Caldwell & Orkin, Inc.	N/A	None

_______________________________________________

[1]	Each Director serves until his / her successor is duly elected and qualified, or until his / her death, resignation or removal.
[2]	Mr. Orkin is an “interested person” (as defined in the 1940 Act) of the Fund by reason of his position with the Manager.
[3]	Appointment made at the June 21, 2006 Board of Directors meeting.

Board Committees. The Board has established an Audit Committee, which oversees the Fund’s accounting and financial reporting policies, the independent audit of its financial statements, and reviews the fees charged by the auditors for audit and non-audit services. The Audit Committee consists of all of the Independent Directors, and its members are currently: Frederick T. Blumer, David L. Eager, Henry H. Porter, Jr., Harry P. Taylor and James L. Underwood. Mr. Underwood is the chairman of the Audit Committee. The Audit Committee held 2 meeting(s) during the last fiscal year.

In connection with the financial statements for the fiscal year ended April 30, 2006, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; and (3) received the written disclosures from the independent auditors required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report to Stockholders filed with the SEC.

The Audit Committee also acts as the Fund’s Qualified Legal Compliance Committee (“QLCC”), which is responsible for receiving any reports of material violations of securities laws by any officer, director, employee or agent of the Fund, investigating those reports, and taking appropriate action. The QLCC has not yet met.

The Board does not have a nominating committee or any committee(s) performing similar functions. Instead, the Board nominates individuals for election to the Board based on the recommendations of the Independent Directors.

Ownership in Fund Affiliates. The chart below indicates the securities of the Manager’s affiliate, the C&O Investment Partnership, L.P. (the “Partnership”), owned by disinterested (independent) Directors as of May 31, 2006. The Partnership is a privately offered investment partnership managed by the Manager’s parent corporation, Caldwell & Orkin, Inc., which serves as the general partner and investment adviser of the Partnership. Mr. Porter owns his interest in the Partnership as a limited partner on the same terms as other limited partners.

Name of Director	Name of Owner and Relationship to Director	Company	Title of Class	Value of Securities	Percent of Class
Henry H. Porter, Jr.	Henry H. Porter, Jr. Revocable Trust dated 12/30/91 (Henry H. Porter, Jr., Trustee)	C&O Investment Partnership, L.P.	Partnership Interests	$1,690,066	7.03%

None of the Independent Directors beneficially owns any other interest in any entity directly or indirectly controlling, controlled by, or under common control with the Manager or the Fund’s underwriter.

Directors’ Ownership of Fund Shares. The following table shows each Director’s beneficial ownership of shares of the Fund, which is the only series within The Caldwell & Orkin Funds, Inc. Information is provided as of May 31, 2006.

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee
Frederick T. Blumer	Over $100,000	Over $100,000
David L. Eager	Over $100,000	Over $100,000
Michael B. Orkin *	Over $100,000	Over $100,000
Henry H. Porter, Jr.	Over $100,000	Over $100,000
Harry P. Taylor	$1 ― $10,000	$1 ― $10,000
James L. Underwood	$1 ― $10,000	$1 ― $10,000
* Considered “interested person” of the Fund

Director Compensation. The Fund pays each Director who is not affiliated with the Manager an annual fee of $9,000 per year plus $2,500 for each in-person meeting attended and $1,500 for each other meeting attended, together with such Directors’ actual out-of-pocket expenses relating to attendance at meetings. The Fund pays the Independent Chairman an annual fee of $13,000 per year, plus $4,250 for each in-person meeting attended and $2,250 for each other meeting attended. In addition, the Independent Director responsible for reviewing the Code of Ethics and Personal Trading Reports for each quarterly meeting is paid an additional fee of $250 per meeting. The annual fees are payable in four equal quarterly installments and are paid as of the date of each quarterly Board meeting. The Fund also reimburses Directors’ actual out-of-pocket expenses relating to attendance at meetings.

During the fiscal year ended April 30, 2006, the Directors received the following compensation from the Fund:

Director	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued	Estimated Annual Benefits Upon Retirement	Total Compensation for Services to the Fund
Frederick T. Blumer	$28,000	$0	$0	$28,000
David L. Eager	$18,000	$0	$0	$18,000
Henry H. Porter, Jr.	$18,000	$0	$0	$18,000
Harry P. Taylor	$4,750	$0	$0	$4,750
James L. Underwood	$4,750	$0	$0	$4,750

Effective June 1997, the Board agreed to receive their compensation entirely in shares of the Fund. Accordingly, each Director who is not affiliated with the Manager receives shares of the Fund with a value equal to the cash compensation they would have otherwise received. For example, if a Non-Chair Director is to receive $3,750 per meeting attended ($2,250 base fee plus $1,500 meeting fee), he receives $3,750 in shares of the Fund, with the net asset value of such shares being that which is next determined after the Board meeting is adjourned. Although Directors would be subject to the 2.0% redemption fee if they redeem within six months, there are no other restrictions as to their ability to redeem or otherwise dispose of their shares. Alternatively, Directors may elect to receive their compensation in cash, provided that they have committed to promptly purchase shares of the Fund for the amount of such compensation at the next determined net asset value after their order is received.

During the fiscal year ended April 30, 2006, the Board held 4 Board meetings and 2 Board committee meetings. Each of the Directors attended 100% of the meetings of the Board and the Board committees of which he was a member. With respect to compensation information set forth in the table above, the Fund incurred aggregate directors’ fees and expenses, net of accruals, of $71,463.

Code of Ethics. The Fund, the Manager and the parent company of the Manager, Caldwell & Orkin, Inc., have adopted a code of ethics that applies to their respective officers, directors and employees. The code of ethics, among other things, generally prohibits personal trading by employees (including the portfolio managers) without pre-clearance by the CCO.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

The Fund first engaged Tait, Weller & Baker LLP in 1998. Prior to engaging Tait, Weller & Baker LLP, the only communications between the Fund’s management and Tait, Weller & Baker LLP were those that occurred in the ordinary course of due diligence to determine their appropriateness to serve as the Fund’s auditors. Tait, Weller & Baker LLP’s appointment for the fiscal year to end April 30, 2007 was unanimously approved by the Board and the members of the Audit Committee at the Board’s June 21, 2006 meeting.

PROPOSAL 2:	Approval and ratification of selection of Tait, Weller & Baker LLP as independent auditors of the Fund.

The Board has submitted the selection of Tait, Weller & Baker LLP as independent auditors to report on the financial statements of the Fund for the fiscal year ending April 30, 2007, to the stockholders for approval. No member of Tait, Weller & Baker LLP has any direct or indirect financial interest in the Fund.

A representative of Tait, Weller & Baker LLP is expected to attend the Meeting either in person or via teleconference, and such representative will be given the opportunity to address attendees, and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the outstanding stock is required to approve the selection of independent auditors.

The independent auditors examine annual financial statements for the Fund and provide other audit and tax-related services. In recommending the selection of Tait, Weller & Baker LLP, the Board reviewed the nature and scope of the services to be provided (including non-audit services) and whether the performance of such services would affect the auditors’ independence.

Audit Fees. The aggregate fees billed for each of the last two fiscal years for professional services rendered by the independent auditors for the audit of the registrant’s annual financial statements or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years were $20,500 for 2005 and $21,300 for 2006.

Audit-Related Fees. The aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audit of the registrant’s financial statements and are not reported under “Audit Fees” above were $0 for 2005 and $0 for 2006.

Tax Fees. The aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax advice, and tax planning were $3,000 for 2005 and $2,000 for 2006.

All Other Fees. The aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above were $0 for 2005 and $1,000 for 2006.

Pre-Approval Policies and Procedures. The Fund’s Audit Committee pre-approves any audit or non-audit services provided by the independent auditors to the registrant, and pre-approves, if applicable, any non-audit services provided by the independent auditors to the registrant's investment adviser, or any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the registrant if the engagement relates directly to the operations and financial reporting of the registrant. One hundred percent of the services related to tax compliance, tax advice and tax planning described above were approved in accordance with the foregoing procedures.

Non-Audit Fees. The aggregate non-audit fees billed by Tait, Weller & Baker LLP to the Fund or the Manager in each of the last two fiscal years were $0 for 2005 and $1,000 for 2006.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

Investment management services are furnished to the Fund by C&O Funds Advisor, Inc. as the Fund’s Manager pursuant to the Management Agreement dated November 16, 1993 (the “Management Agreement”) and attached hereto as Exhibit A. C&O Funds Advisor, Inc. has its principal place of business at 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092. The Management Agreement has not been submitted to a vote of the stockholders or amended since its original execution in November 1993.

At the Board’s June 21, 2006 meeting, the Fund’s Board, including all of the directors who are not interested persons of the Fund or the Manager, unanimously resolved to submit an amendment to the Management Agreement (the “Proposed Amendment”) to the stockholders of the Fund for their approval. If approved, the Proposed Amendment will become effective as of the date of the Meeting. The Board recommends that the stockholders vote for approval of the Proposed Amendment, as further described below.

PROPOSAL 3:	Approval of the Proposed Amendment to the Fund’s Management Agreement.

The Manager serves as the investment adviser to the Fund pursuant to the Management Agreement. The Manager is a wholly-owned subsidiary of Caldwell & Orkin, Inc. The address for the Manager is 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092.

Mr. Orkin is the sole owner and director of Caldwell & Orkin, Inc. He also serves as the sole director of the Manager. Certain members of the Board of the Fund and certain of the Fund’s officers serve as officers and employees of the Manager. Information regarding the officers and directors of the Fund including, without limitation, their roles with the Fund and biographical data, is provided under Proposal 1 above.

Current Management Agreement. Under the Management Agreement, the Manager is responsible for furnishing management and investment advisory services to the Fund, including, without limitation, performing administrative services necessary for the operation of the Fund and managing the Fund’s portfolio.

Under the Management Agreement, the Manager receives monthly compensation at an annual rate that varies according to the assets of the Fund. The annual rate is determined as follows: (i) 0.90% of the Fund’s average daily net assets up to $100 million; (ii) 0.80% of the Fund’s average daily net assets in excess of $100 million but not more than $200 million; (iii) 0.70% of the Fund’s average daily net assets in excess of $200 million but not more than $300 million; (iv) 0.60% of the Fund’s average daily net assets in excess of $300 million but not more than $500 million; and (v) 0.50% of the Fund’s average daily net assets in excess of $500 million. The Manager’s compensation is calculated and accrued daily and paid monthly. During the fiscal year ended April 30, 2006, the aggregate fee amount paid by the Fund to the Manager was $1,543,810.

The Management Agreement includes an expense cap under which the Manager will reimburse the Fund to the extent necessary to prevent the Fund’s annual ordinary operating expenses (excluding taxes, brokerage commissions and extraordinary expenses such as litigation costs) from exceeding 2.0% of the Fund’s average net assets. The Management Agreement, which may be terminated at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Fund, currently runs for a term ending June 30, 2007. The Management Agreement may be continued in effect from year to year, in accordance with its terms, provided such continuance is approved at least annually by the Board, including a majority of the directors who are not party to the Management Agreement or “interested persons” (as such term is defined in the 1940 Act) of the Manager or the Fund, or by vote of a majority of the outstanding voting securities of the Fund. The Board last considered the renewal of the Management Agreement at an in-person meeting at the office of Caldwell & Orkin, Inc., Norcross, Georgia on June 21, 2006. Prior to the meeting, the Independent Directors and their independent legal counsel requested and received (i) a memorandum from Kilpatrick Stockton LLP (legal counsel to the Manager) regarding the issues and legal standards the Board should consider in evaluating whether to renew the Management Agreement; and (ii) a memorandum from the Manager to the Board which included, among other things, the Manager’s Form ADV; information about the Fund’s personnel, policies and financial circumstances; data regarding the Fund’s performance record and the performance records of a universe of the Fund’s peers; and information about the Fund’s expense ratio and management fees, and the expense ratios, management fees and other expense of a universe of the Fund’s peers.

Prior to the general Board meeting, the Independent Directors and their independent legal counsel met in executive session to review the materials presented, and to discuss the investment management and administrative services provided by the Manager to the Fund, the income and expenses of the Manager related to the Fund and related information about the Fund. In addition to meeting in executive session, the Independent Directors and their independent legal counsel also met with management of the Manager in their consideration of renewal of the Management Agreement. Throughout the deliberation process, the Independent Directors were advised by their counsel.

As a part of their evaluation process, the Independent Directors considered various factors they determined to be relevant, including the material factors detailed below. None of the factors was a sole determining factor; rather, consideration of all the factors formed the basis for the Independent Directors’ decision. The material factors considered by the Independent Directors included, without limitation, the following:

(i)
The nature, extent, and quality of the services provided by the Manager. In this regard, Board reviewed the services being provided by the Manager to the Fund including, without limitation, its investment advisory and administrative services since the Fund’s inception, its coordination of services and distribution efforts for the Fund over the years, and its provision of officers to the Fund (including the Fund’s chief compliance officer) without additional compensation. After reviewing the foregoing information, the Board concluded that the quality, extent and nature of the services provided by the Manager was satisfactory and adequate for the Fund.

(ii)
The investment performance of the Fund and Manager. In this regard, the Board compared the performance of the Fund with the performance of a benchmark index and comparable funds managed by other advisers. The Board also considered the consistency of the Manager’s management of the Fund with the Fund’s investment objective and policies, and long-term performance of the Fund and the Manager’s separate accounts. Following further discussion, the Board concluded that the investment performance of the Fund and Manager was satisfactory.

(iii)
The costs of the services to be provided and profits to be realized by the Manager and its affiliates from the relationship with the Fund. In this regard, the Board considered the Manager’s staffing, personnel and methods of operating; the financial condition of the Manager and the level of commitment to the Fund and the Manager by the principals of the Manager; the asset levels of the Fund; and the overall expenses of the Fund. The Board noted the Fund’s expense limitation agreement with the Manager and also considered potential benefits for the Manager in managing the Fund, including promotion of the Manager’s name, the ability for the Manager to place small accounts into the Fund, and the potential for the Manager to generate “soft dollars” (commission dollars used to purchase research and brokerage services) from Fund trades that may benefit the Manager’s clients other than the Fund. The Board then compared the fees and expenses of the Fund (including the management fee) to other funds comparable to the Fund in terms of the type of fund, the style of investment management (including, in particular, the use of short selling as part of the Fund’s principal investment strategy) and the nature of the investment strategy and markets invested in, among other factors. The Board determined that the Fund’s expense ratio and management fees were higher than the Fund’s Morningstar category average but lower than comparable funds reviewed by the Board. Following this comparison and upon further consideration and discussion of the foregoing, the Board concluded that the fees to be paid to the Manager by the Fund were fair and reasonable.

(iv)
The extent to which economies of scale would be realized as the Fund grows, and whether advisory fee levels reflect these economies of scale for the benefits of the Fund’s investors. In this regard, the Board considered the Fund’s fee arrangements with the Manager, the Fund’s fee arrangements with other service providers, and the expense limits that are included in the Fund’s Management Agreement. The Board considered the Fund’s fee level break points, and noted that shareholders benefit from economies of scale as the Manager’s management fees are reduced as asset levels increase. Following further discussion of the Fund’s current asset levels and fee breakpoints, the Board determined that the Fund’s fee arrangements with the Manager reflect economies of scale for the benefit of Fund shareholders.

Based upon its evaluation of the information, materials and factors detailed above, the Board, including all of the Independent Directors, concluded for the Fund: (i) that the terms (including, without limitation, the fees) of the Management Agreement were fair and reasonable in light of the nature and quality of services performed by the Manager; (ii) that they were satisfied with the Manager’s services, personnel and investment strategy; and (iii) that it was in the best interest of the Fund and its shareholders to renew the Management Agreement.

Proposed Amendment to Management Agreement. Article II of the Management Agreement provides for a division of certain expenses between the Manager and the Fund. Specifically, the Manager is responsible for paying all compensation of officers of the Fund who are affiliated persons of the Manager, for the maintenance of its staff and personnel, and for providing office space, equipment and facilities in connection with providing services to the Fund under the Management Agreement. The Fund is responsible for all other expenses not assumed by the Manager (e.g., redemption expenses, taxes, expenses of portfolio transactions, costs of printing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, charges of the custodian and transfer agent, Securities and Exchange Commission fees, expenses of registering shares under Federal and state securities laws, fees and actual out-of-pocket expenses of directors who are not affiliated persons of the Manager, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses).

In December 2003, the SEC adopted Rule 38a-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Rule 38a-1 requires investment companies to appoint a chief compliance officer (the “CCO”) and approve the compensation for the CCO. The CCO is responsible for, among other things, overseeing an investment company’s compliance policies and procedures to ensure that they are reasonably designed to enable the Fund to comply with applicable Federal and state securities laws including, without limitation, the 1940 Act. Under Rule 38a-1, the independent directors of an investment company must approve the designation, compensation and dismissal of the CCO.

When Rule 38a-1 became effective in February 2004, the Board’s Independent Directors appointed William C. Horne, the Manager’s chief compliance officer, to serve as the Fund’s CCO. Because Mr. Horne is an employee of the Manager, the Manager determines his compensation as such employee. In addition, because Mr. Horne may be deemed an affiliated person of the Manager, the Manager pays all of his compensation pursuant to Article II of the Management Agreement, including his compensation for service as CCO of the Fund as set by the Board. Accordingly, although the Board approves the CCO’s overall compensation in accordance with Rule 38a-1, the portion of Mr. Horne’s salary and bonus that relates to his services to the Fund is set and paid by the Manager, with consideration given to any Board recommendation, rather than the Fund.

The Board currently believes that it is efficient and desirable to continue to retain Mr. Horne as the Fund’s CCO. However, the Independent Directors of the Board desire to exercise more control over the compensation of Mr. Horne (and any future employee of the Manager who might serve as the Fund’s CCO), without changing his status as an employee of the Manager or adversely affecting the Manager. Accordingly, the Board has proposed an amendment (the “Proposed Amendment”) to Article II of the Management Agreement to permit the Board to use Fund assets to pay compensation to the Fund’s CCO when the CCO is an employee of the Manager. Specifically, the Proposed Amendment would add a new sentence to the end of Article II(a) to read as follows:

Notwithstanding the foregoing, the Board of Directors of the Company shall be authorized to pay such compensation to the chief compliance officer of the Company (the “CCO”) as the Board of Directors shall deem appropriate from time to time, whether or not the CCO is an affiliated person of the Manager.

The remainder of the Management Agreement would remain the same. The entirety of the Proposed Amendment is attached hereto as Exhibit B.

Board Considerations. In evaluating the approval of the Proposed Amendment, the Board considered all information that the Board deemed reasonably necessary. The principal areas of review were (1) the nature and relationship of the CCO to the Fund and the Board; and (2) the potential costs and benefits of paying compensation to the CCO from the Fund’s assets, whether or not the CCO is an employee of the Manager. These matters were considered by the Board and the Independent Directors at the Board’s June 21, 2006 meeting.

In considering the nature and relationship of the CCO to the Fund and the Board, the Board considered the purpose of Rule 38a-1 and its requirement that an investment company’s board (including a majority of independent directors) approve the CCO’s compensation. In the SEC’s release adopting Rule 38a-1, the SEC indicated that one of the board’s responsibilities in approving compensation was to ensure that fund managers do not use compensation to retaliate against the CCO for having informed the board of a compliance failure or for taking aggressive actions to ensure compliance with the Federal securities laws by the fund or a service provider. The Board believes that the SEC’s comment recognizes the importance of maintaining the independence of the CCO with respect to its services for the Fund.

The Board believes that the Fund benefits by having the Manager’s CCO serve as the CCO of the Fund because the CCO resides in the Manager’s offices, the CCO is involved in all of the Manager’s day-to-day operations, and the CCO monitors compliance matters for the Fund and the Manager relating to the management and administration of the Fund. The Board believes that paying the CCO’s compensation related to services to the Fund will better align the interests of the CCO with the Fund and will enhance the Board’s oversight of the CCO. Currently, the Board relies on the Manager to set the CCO’s compensation for all of its services for the Fund and the Adviser. Direct payment would emphasize the CCO’s responsibilities to the Fund and the Board, and would ensure separation between (i) the CCO’s compensation for services to the Manager, which would continue to be set solely by the Manager, and (ii) the CCO’s compensation for services to the Fund, which would be set solely by the Board.

In considering the potential costs and benefits of paying compensation to the CCO from the Fund’s assets, whether or not the CCO is an employee of the Manager, the Board considered that the CCO does not have to be an employee of the Manager. However, as explained above, the Board believes that the Fund receives a number of benefits by having the Manager’s CCO serve as the Fund’s CCO. In addition, the Board considered that the Manager provides certain ordinary employee benefits (e.g., health insurance, dental insurance, etc.) to the Manager’s CCO that the Fund could, but does not need to provide, if the Fund’s CCO is an employee of the Manager.

The Board also considered that if the Proposed Amendment is approved, the Fund would incur additional expenses that it does not pay now. The Board estimates that, if the Proposed Amendment is approved and the Fund continued to retain the Manager’s CCO as the Fund’s CCO, the Fund would initially compensate the CCO for its services to the Fund, at an annual rate of between approximately [$_______ and $_______] with potential increases annually for costs of living adjustments or performance-based raises, and the potential for performance-based bonuses as determined by the Board in its sole discretion.

Finally, the Board considered that currently the Board has an economic disincentive to engage a third party CCO because the Fund would pay this cost directly, while engaging the Manager’s CCO under the current arrangement would not have any costs for the Fund. While the Board does not have any current plans to engage a third party CCO, the approval of the Proposed Amendment would change the economic incentives regarding whether to engage the Manager’s CCO or a third party CCO as the Fund’s CCO.

After considering all of the foregoing, the Board believes that the benefits from directly compensating the CCO regardless of whether the CCO is an employee of the Manager will outweigh the additional costs to the Fund.

 Accordingly, the Board resolved to submit the Proposed Amendment to the stockholders for approval and adoption.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSALS 4 THROUGH 11

The Fund has adopted certain fundamental investment restrictions that may be changed only with stockholder approval (each a “Fundamental Restriction”) and are set forth in the Fund’s Statement of Additional Information. Investment restrictions and policies that the Fund has not specifically designated as Fundamental Restrictions are considered to be “non-fundamental” and may be changed by the Board of Directors of the Fund (the “Board”) without stockholder approval (each a “Non-Fundamental Restriction”). Since the Fund adopted most of its investment restrictions approximately 14 years ago, there have been a number of changes in the laws and regulations applicable to the Fund. In addition, the Manager has expressed an interest in expanding the investment options it has for managing the Fund to the extent permitted under the 1940 Act.

With these changes in mind, the Board recently reviewed the Fund’s investment restrictions and policies, with the assistance of legal counsel, and approved certain amendments to the Fund’s investment restrictions in an effort to modernize the investment restrictions and reduce the restrictive nature of those restrictions that could be more limiting than is permitted under the 1940 Act and other applicable law. The Board is seeking to convert many of the Fundamental Restrictions to Non-Fundamental Restrictions so that the Board may have the flexibility to respond to future changes in applicable law without the expense and delay incurred in presenting changes to the investment restrictions to stockholders for approval. In addition, the amendments would make certain substantive changes to several Fundamental Restrictions in order to expand the Manager’s investment options for managing the Fund. The text and a summary description of the proposed changes to certain of the Fund’s investment restrictions is set forth below, together with a summary of the text of the corresponding current investment restriction.

Each of Proposals 4 through 11 pertains to proposed changes to the Fundamental Restrictions. If the Fund’s stockholders approve each or any of Proposals 4 through 11, the proposed change to the applicable Fundamental Restriction will be adopted by the Fund, subject to any exceptions described herein. The Fund’s Statement of Additional Information will be revised to reflect the changes as soon as practicable following the Meeting. With respect to those investment restrictions that are converted to Non-Fundamental Restrictions, stockholders would receive written notice of any future amendment to such investment restrictions.

PROPOSAL 4:	Approval of the proposed conversion of the Fund’s Investment Restriction No. 4 to a Non-Fundamental Restriction.

Fundamental Restriction No. 4. The Fund currently has the following fundamental restriction:

“The Market Opportunity Fund may not:

4. Make investments for the purpose of exercising control or management.”

The Board recommends that stockholders vote to convert the Fund’s Fundamental Restriction No. 4 into a Non-Fundamental Restriction.

The proposed conversion of the Fund’s Fundamental Restriction No. 4 to a Non-Fundamental Restriction is intended to enable the Board to modify this restriction upon the request of the Manager or otherwise if the Board determines it is in the best interest of the Fund and its stockholders, without incurring the expense and delay of seeking stockholder approval. Currently, the Manager has not expressed an interest in investing the Fund’s assets for the purpose of exercising control or management over a portfolio company. However, the Manager and the Board have observed mutual funds retaining the option to make such investments.

If Proposal 4 is approved, and the Board were to determine in the future to modify the Non-Fundamental Restriction so as to permit the Fund to make investments for the purpose of exercising control or management, and the Fund were to make such investments, then the Fund would be subject to certain risks associated with such investments. In particular, investing for the purpose of exercising control or management requires increased levels of ownership of a portfolio company’s securities that could potentially make the Fund less diversified and more susceptible to declines in the value of the subject company’s stock. In addition, such investments could cause the Fund to be targeted with lawsuits as an investor with a controlling interest in, and therefore increased visibility within, an issuer company.

After considering the foregoing, the Board believes that it is in the best interest of the Fund to convert the Fund’s Fundamental Restriction No. 4 to a Non-Fundamental Restriction so that the Board will have the flexibility to modify the restriction in the future upon request by the Manager or otherwise if the Board determines it is in the best interest of the Fund and its stockholders, without incurring the expense or delay of seeking stockholder approval.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL 5:	Approval of the proposed amendment to the Fund’s Investment Restriction No. 7 to permit the Fund to invest in forward contracts, futures contracts and options on such commodity contracts.

Fundamental Restriction No. 7. The Fund currently has the following fundamental restriction:

“The Market Opportunity Fund may not:

7. Purchase or sell commodities or commodity contracts, including future contracts.”

The Board recommends that stockholders vote to replace Fundamental Restriction No. 7 set forth above with the following Fundamental Restriction:

“5. Purchase or sell commodities or commodity contracts, except that the Market Opportunity Fund may purchase and sell options, forward contracts and futures contracts, including, without limitation, those relating to indices, securities or commodities, and options on such forward or futures contracts.”

Section 8(b) of the 1940 Act requires an investment company to disclose its investment policy with respect to the purchase and sale of commodities. Commodities include interchangeable goods used in commerce. Commodities include hard commodities, such as agricultural products, precious metals, oil and natural gas, and certain financial products, such as currencies, futures contracts, forward contracts and options on such commodity contracts. Although investment companies are not subject to any restrictions on investments in commodities under the 1940 Act, the Fund’s Fundamental Restriction No. 7 currently prevents the Fund from investing directly in commodities. If the proposed amendment to this restriction is approved, then the Manager would be permitted to use forward contracts, futures contracts and options on such forward or futures contracts in the management of the Fund.

If the proposed amendment to the Fund’s Fundamental Restriction No. 7 is approved, then the Manager would be permitted to use forward contracts, futures contracts and options on such forward or futures contracts in the management of the Fund. These types of instruments are generally considered to be derivative instruments whose value depends on (or is derived from) the value of the underlying assets. Derivative instruments are generally subject to risks such as imperfect correlation between the value of the derivative instrument and the underlying assets; risks of default by the other party to the derivative instrument (i.e., counterparty risk); risks that the transactions may result in losses of all, or in excess of any, gain in the portfolio positions; and risks that the transactions may not be liquid. These instruments also may require margin deposits which are subject to a risk of increase if there are losses being incurred on any investment contract on a current, market-to-market basis.

After considering the foregoing, the Board has determined that it is in the best interest of the Fund to modify the Fund’s Fundamental Restriction No. 7 to permit the Manager to use forward contracts, futures contracts and options on such forward or futures contracts in the management of the Fund.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 5.

PROPOSAL 6:	Approval of the proposed conversion of the Fund’s Investment Restriction No. 8 to a Non-Fundamental Restriction.

Fundamental Restriction No. 8. The Fund currently has the following fundamental restriction:

“The Market Opportunity Fund may not:

8. Purchase any securities on margin, except that the Market Opportunity Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.”

The Board recommends that stockholders vote to convert the Fund’s Fundamental Restriction No. 8 into a Non-Fundamental Restriction.

In general, the concept of “purchasing securities on margin” involves the use of a margin account to obtain money for the purpose of directly leveraging the fund’s assets. To purchase securities on margin, an investment company would use the margin account to purchase additional securities for the fund’s portfolio. The 1940 Act generally deems the purchase of securities on margin to create a “senior security.” A “senior security” (as defined in the 1940 Act) includes any bond, debenture, note or similar instrument that constitutes a security and evidences indebtedness, except in the case of borrowing from a bank. The issuance of senior securities by open-end investment companies is prohibited under Section 18(f) of the 1940 Act, and so purchasing securities on margin is generally prohibited under the 1940 Act.

If the proposed conversion of the Fund’s Fundamental Restriction No. 8 to a Non-Fundamental Restriction is approved, the Board would have the flexibility to modify the Fund’s restriction on purchasing securities on margin to the extent that such purchases are permitted under the 1940 Act, either under current law or if the provisions, or the interpretation of the provisions, are ever modified or amended. If Proposal 6 is approved, and the Board were, in the future, to modify the Non-Fundamental Restriction so as to permit the Fund to purchase securities on margin, and the Fund were to make such investments, then such investments would be subject to certain risks associated with using leverage. In general, these risks would include the potential for increased volatility of the Fund’s net assets due to magnification of the effects of adverse market movements on a leveraged portfolio, and increased brokerage costs associated with making purchases using a margin account.

After considering the foregoing, and while the Board does not expect any modification to Fundamental Restriction No. 8 if the proposal to make the restriction non-fundamental is approved, the Board believes it is in the best interest of the Fund to convert Fundamental Restriction No. 8 to a Non-Fundamental Restriction so that the Board will have the flexibility to modify Fundamental Restriction No. 8 upon request by the Manager or otherwise, if the Board determines it is in the best interests of the fund and its stockholders, without the expense and delay of seeking stockholder approval.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 6.

PROPOSAL 7:	Approval of the proposed amendment to the Fund’s Investment Restriction No. 9 to eliminate certain grade restrictions on commercial paper that may be purchased by the Fund.

Fundamental Restriction No. 9. The Fund currently has the following fundamental restriction:

“The Market Opportunity Fund may not:

9. Make loans to other persons; provided that the Market Opportunity Fund may lend its portfolio securities, and, provided further that, for purposes of this restriction, investment in Government obligations, short-term commercial paper rated at least “A-2” by Standard & Poor’s Corporation or “Prime 2” by Moody’s Investors Service, Inc., certificates of deposit, bankers’ acceptances and repurchase agreements shall not be deemed to be the making of a loan.”

The Board recommends that stockholders vote to replace Fundamental Restriction No. 9 set forth above with the following Fundamental Restriction:

“9. Make loans to other persons; provided that the Fund may lend its portfolio securities to the extent permitted by the 1940 Act, and provided further that, for purposes of this restriction, investments in Government obligations, short-term commercial paper, certificates of deposit, bankers’ acceptances and repurchase agreements shall not be deemed to be the making of a loan.”

In general, the 1940 Act is interpreted to prohibit investment companies from lending securities representing more than one-third of their total assets, except through the purchase of debt obligations and the use of repurchase agreements. The SEC deems a fund’s obligation to return collateral upon the termination of a securities lending arrangement to be the issuance of a senior security. Since, as discussed above, Section 18(f) of the 1940 Act generally prohibits the issuance of senior securities by open-end investment companies, the SEC has imposed the lending limitation described above to protect investment companies from significant adverse movement of the market.

Currently, the Fund’s Fundamental Restriction No. 9 is more limiting than is permitted under the 1940 Act because it imposes certain grade restrictions on commercial paper purchased by the Fund that are not required under the Act. While the Manager does not anticipate that it would purchase commercial paper rated lower than “A-2” by Standard & Poor’s Corporation (“S&P”) or “Prime 2” by Moody’s Investors Service, Inc. (“Moody’s”), the Board believes that removing these grade restrictions is in the best interest of the Fund to provide the Manager more flexibility if and when the Manager makes commercial paper purchases for the Fund. In addition, the Board is concerned that S&P and Moody’s may not always rate commercial paper, or that other rating services may rate commercial paper. The Board believes that the Manager should have the flexibility to purchase commercial paper to the extent such purchases are permitted under the 1940 Act and are not deemed to be the making of a loan other than of portfolio securities, regardless of what rating service issued the rating.

Investments in commercial paper are subject to certain risks, including interest rate risk, where interest rates fluctuations affect the price of the commercial paper (the rise of interest rates corresponds to a decline in the price of commercial paper). Additionally, commercial paper is subject to credit risk, where a third-party may fail to comply with the terms of an instrument, as evidenced by the credit ratings assigned by the various rating agencies with respect to the likelihood that an issuer will timely repay the debt represented by the commercial paper. The approval of the removal of the grade restrictions on commercial paper purchased by the Fund would permit the Fund the opportunity to invest in lower-rated commercial paper which, generally, are more risky investments than investments in higher-rated instruments.

After considering the foregoing, the Board has determined that it is in the best interest of the Fund to modify the Fund’s Fundamental Restriction No. 9 to eliminate certain grade restrictions on commercial paper that may be purchased by the Fund.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 7.

PROPOSAL 8:	Approval of the proposed amendment to the Fund’s Investment Restriction No. 10 to permit the Fund to borrow money to the extent permitted under the 1940 Act.

Fundamental Restriction No. 10. The Fund currently has the following fundamental restriction:

“The Market Opportunity Fund may not:

10. Borrow amounts in excess of 5% of its total assets, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes.”

The Board recommends that stockholders vote to replace Fundamental Restriction No. 10 set forth above with the following Fundamental Restriction on borrowing by the Fund:

“10. Borrow money, except to the extent permitted under the 1940 Act (including, without limitation, borrowing to meet redemptions).”

As noted above, the 1940 Act generally prohibits open-end investment companies from issuing senior securities, so that investment companies are generally prohibited from borrowing money to the extent such borrowing is deemed to create senior securities. However, open-end investment companies are permitted to borrow from banks, provided that the investment company maintains assets totaling 300% of the aggregate amount borrowed at all times. If an investment company’s asset coverage should drop below 300%, such investment company must reduce the amount of its borrowings within three days in order to make sure that it has 300% asset coverage for all of its borrowed amounts.

Currently, Fundamental Restriction No. 10, by prohibiting borrowing of funds in excess of 5% of the Fund’s total assets, is more limiting than is necessary under the 1940 Act. The proposed revision to the Fund’s Fundamental Restriction No. 10, if approved, would remove the 5% cap on borrowing, and provide the Manager the flexibility to borrow money for the Fund to the extent permitted under the 1940 Act (including, without limitation, on a temporary basis to meet redemptions or other emergency cash needs). Borrowing of funds subjects an investment company to certain risks. In general, funds borrowed for investment subject an investment company to the potential for increased volatility of the Fund’s net assets due to magnification of the effects of adverse market movements on a leveraged portfolio. The borrowing of funds for any purpose also subjects an investment company to greater expenses due to the costs of the borrowing, and requires the investment company to monitor its holdings (and potentially liquidate positions earlier than it otherwise would) in order to maintain the required 300% asset coverage for all borrowed amounts.

After considering the foregoing, the Board has determined that it is in the best interest of the Fund to modify the Fund’s Fundamental Restriction No. 10 to remove the 5% cap on borrowing, and provide the Manager the flexibility to borrow money for the Fund to the extent permitted under the 1940 Act.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 8.

PROPOSAL 9:
Approval of the proposed amendment to the Fund’s Investment Restriction No. 11 to permit the Fund to expand the types of securities against which the Fund may borrow to the extent permitted under the 1940 Act.

Fundamental Restriction No. 11. The Fund currently has the following fundamental restriction:

“The Market Opportunity Fund may not:

11. Mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by the Market Opportunity Fund except as may be necessary in connection with borrowings mentioned in (10) above, and then mortgaging, pledging or hypothecating may not exceed 10% of the Market Opportunity Fund’s total assets, taken at market value.”

The Board recommends that stockholders vote to replace Fundamental Restriction No. 11 set forth above with the following Fundamental Restriction:

“11. Mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by the Market Opportunity Fund except as may be necessary (i) in connection with borrowings mentioned in (10) above; (ii) in connection with writing covered put and call options, the purchase of securities on a when-issued or forward commitment basis, and collateral and initial or variation margin arrangements with respect to options, short sales, forward contracts, futures contracts, options on forward contracts and futures contracts; or (iii) otherwise as permitted under the 1940 Act.”

Currently, the Fund’s Fundamental Restriction No. 11, by limiting the circumstances under which the Fund may mortgage, pledge or hypothecate its assets to borrowings permitted under Fundamental Restriction No. 10, and in such cases limiting the amount of mortgaging, pledging or hypothecating to 10% of the Fund’s assets is more limiting than is necessary under the 1940 Act. The proposed revision to the Fund’s Fundamental Restriction No. 11 would eliminate the limitation on the aggregate amount of the Fund’s assets that may be pledged as collateral, and expand the circumstances under which the Fund may mortgage, pledge or hypothecate its assets to include circumstances permitted under the 1940 Act (i.e., the circumstances identified in the proposed revision and otherwise as permitted under the 1940 Act). In this regard, the expanded circumstances would include, without limitation, certain types of trading that the Fund will be permitted to engage in if Proposals 5 (to permit the Fund to invest in forward contracts, futures contracts and options on such contracts) and 11 (to permit the Fund to trade options) are approved.

If the proposed revision is approved, the Fund would be permitted to mortgage, hypothecate or pledge its assets without a percentage limitation where it is necessary or advisable in connection with the investment activities identified in the restriction, and the Fund would be permitted to mortgage, hypothecate or pledge its assets for other reasons to the extent permitted under the 1940 Act. Because the principal purpose of the proposed revision is to enable the Fund to expand its investment activities to include those that will be permitted if Proposals 5 and 11 are approved, the risks associated with the expansion of the Fund’s ability to mortgage, hypothecate or pledge its assets are generally the risks associated with these Proposals. For a description of the risks associated with investments in forward contracts, futures contracts and options on such contracts, please see the fourth full paragraph under Proposal 5, and for a description of the risks associated with trading options, please see the sixth full paragraph under Proposal 11. In addition, mortgaging, hypothecating or pledging assets is subject to the risk that these assets may be forfeited if the Fund defaults on any underlying obligation.

After considering the foregoing, the Board believes it is in the best interest of the Fund to modify the Fund’s Fundamental Restriction No. 11 to eliminate the limitation on the aggregate amount of the Fund’s assets that may be pledged as collateral, and to expand the circumstances under which the Fund may mortgage, pledge or hypothecate its assets to include circumstances permitted under the 1940 Act.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 9.

PROPOSAL 10:	Approval of the proposed amendment to the Fund’s Investment Restriction No. 12 to permit the Fund to invest its assets in restricted securities to the extent permitted under the 1940 Act.

Fundamental Restriction No. 12. The Fund currently has the following fundamental restriction:

“The Market Opportunity Fund may not:

12. Invest more than 5% of the Market Opportunity Fund’s total assets in securities for which there are legal or contractual restrictions on resale, securities which are not readily marketable, securities of foreign issuers which are not listed on a recognized domestic or foreign securities exchange, or other illiquid securities.”

The Board recommends that stockholders vote to replace Fundamental Restriction No. 12 set forth above with the following Fundamental Restriction on the investment of assets in restricted securities:

“12. Invest certain of the Market Opportunity Fund’s assets in securities for which there are legal or contractual restrictions on resale, securities which are not readily marketable, securities of foreign issuers which are not listed on a recognized domestic or foreign securities exchange, or other illiquid securities, except to the extent permitted under the 1940 Act.”

Currently, the Fund’s Fundamental Restriction No. 12, by prohibiting the investment of greater than 5% of the Fund’s assets in restricted or illiquid securities, is more limiting than is necessary under the 1940 Act. In general, open-end investment companies are permitted to invest up to 15% of their net assets in restricted or illiquid securities (10% for money market funds). The proposed amendment of Restriction No. 12 is intended to permit the Fund to invest its assets in securities that are restricted or illiquid to the extent permitted under the 1940 Act. While the Fund has not previously invested in restricted or illiquid securities, and the Manager has not indicated any plan to make such investments for the Fund to date, the approval of the revision of Restriction No. 12 would provide the Manager the flexibility to invest Fund assets in restricted or illiquid securities should an appropriate opportunity arise, subject only to the limits under the 1940 Act.

If the amendment to Fundamental Restriction No. 12 is approved, and the Fund were to make investments in restricted or illiquid securities, then the Fund would be subject to certain risks associated with such investments. These risks generally include the difficulty of valuing the securities, the absence of a trading market (which could make it difficult for the Fund to dispose of securities when the Manager believes it is necessary or desirable) and the volatility of prices of illiquid securities. Additionally, there may be limited publicly available information regarding illiquid and restricted securities, which increases the risks associated with investment in these types of securities.

After considering the foregoing, the Board has determined that it is in the best interest of the Fund to modify Fundamental Restriction No. 12 to permit the Fund to invest its assets in securities that are restricted or illiquid to the extent permitted under the 1940 Act.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 10.

PROPOSAL 11:	Approval of the proposed deletion the Fund’s Investment Restriction No. 14 to permit the Fund to invest in puts and calls to the extent permitted by the 1940 Act.

Fundamental Restriction No. 14. The Fund currently has the following fundamental restriction:

“The Market Opportunity Fund may not:

14. Write, purchase or sell puts, calls or combinations thereof.”

The Board recommends that stockholders vote to delete Fundamental Restriction No. 14 set forth above regarding investments in puts, calls and combinations thereof.

The purchase and sale of options, such as puts, calls, or combinations thereof, is not restricted under the 1940 Act. Therefore, the Fund’s Fundamental Restriction No. 14 prevents the Manager from using options in its management of the Fund, even though the 1940 Act does not limit such investments.

The Manager has indicated to the Board that the Manager believes it would be beneficial to be able to use options in managing the Fund. The Board believes that it is in the best interest of the Fund and its stockholders to provide the Manager the flexibility to use options in managing the Fund. If the proposed deletion of Restriction No. 14 is approved, the Manager would be permitted to write, purchase or sell puts, calls or combinations thereof subject to certain limitations and risks described below.

If the proposed revision is approved and the Fund begins investing in options, the Fund’s use of options would be subject to certain limitations. For example, the SEC, the options exchanges and various state regulatory agencies place restrictions on the use of derivative instruments, including put and call options. Therefore, the Fund’s use of options would be subject to general restrictions applicable to derivative instruments. The use of options may also be restricted by certain tax considerations. In addition, if the Fund were to use over-the-counter options, these would be subject to the Fund’s illiquid securities policy, which if approved as proposed to be amended under Proposal 10 would limit illiquid securities to no more than 15% of the value of the Fund’s net assets.

If the proposed revision is approved and the Fund begins investing in options, the Fund’s use of options would also be subject to certain risks. These risks would include the risk that the Manager’s projections regarding the movements in interest rates, markets and other economic factors, upon which the Fund’s options investments would be based, may be inaccurate. In addition, the use of options is subject to market risk (the risk that the value of underlying assets will go up or down), credit risk (the risk that a counterparty may fail to meet its obligations under an option), and liquidity risk (the risk that an instrument cannot be sold, closed out or replaced quickly at, or close to, its fundamental value).

After considering the foregoing, the Board has determined that it is in the best interest of the Fund to delete Fundamental Restriction No. 14 in order to permit the Fund to invest in options.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 11.

EFFECT IF PROPOSALS NOT APPROVED

Election of Directors. The proposal for the election of the Directors requires a plurality of the shares of the Fund voted in person or by proxy at the Meeting. If some, but not all, of the Directors are elected by the stockholders, then those Directors who are not elected by the stockholders will not continue to serve on the Board, and those Directors who are elected by the stockholders will continue to manage the business and affairs of the Fund until their successors are elected and duly qualified. In addition, the Directors who are elected by the stockholders would have the authority to fill any vacancy on the Board for Directors by appointing another Director at their discretion. If none of the Directors are approved by the stockholders, then the Board will consider possible alternative arrangements, including filing another proxy statement and submitting another slate of proposed nominees to serve as Directors. However, the current Board of Directors would continue to serve until their successors were elected and duly qualified.

Ratification of Selection of Independent Auditors. The proposal for the ratification of the selection of the independent auditors requires the affirmative vote of a majority of the outstanding voting securities of the Fund. If the proposal to ratify the selection of the independent auditors is not approved, then the Board will reevaluate whether to retain the Fund’s independent auditors to continue to provide service to, and report on the financial statements of, the Fund. Following such an evaluation, the Board could determine to continue to retain the Fund’s independent auditors or select new independent auditors for the Fund.

Proposed Amendment to Management Agreement. The proposal for the approval of the Proposed Amendment to the Management Agreement requires the affirmative vote of a majority of the outstanding voting securities of the Fund. If the proposal to approve the Proposed Amendment to the Management Agreement is not approved, the Management Agreement shall remain unchanged and continue in effect so long as it continues to be approved annually by a majority of the Fund’s Independent Directors.

Restrictions. Each of the proposals to convert or amend the Fund’s fundamental investment restrictions requires the affirmative vote of a majority of the outstanding voting securities of the Fund. If any of the proposed investment restriction conversions or amendments are not approved, the applicable investment restriction shall remain unchanged and continue in effect as is.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board does not intend to present any other business at the Meeting, nor is it aware that any stockholder intends to do so. If, however, any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

ADDITIONAL INFORMATION

The expense of preparing, printing and mailing the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund may reimburse broker-dealers and others, if applicable, for their reasonable expenses, if any, in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.

In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, electronic mail, telephone, telegraph or personal interview by officers of the Fund and the Manager. It is anticipated that the cost of supplementary solicitation, if any, will be minimal.

Stockholder Proposals. As a Maryland corporation, the Fund does not intend to, and is not required to, hold annual meetings of stockholders except under certain limited circumstances. Stockholders wishing to submit proposals for inclusion in a proxy statement for a subsequent stockholders’ meeting should send their written proposals to the Secretary of the Fund, 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092. Stockholder proposals submitted for inclusion in a proxy statement and form of proxy for the Fund’s next annual meeting (or special meeting in lieu thereof) must be submitted within a reasonable time before the Fund begins to print and mail its proxy materials. Notice of a stockholder proposal submitted outside the processes of Securiteis and Exchange Commission (“SEC”) Rule 14a-8 will be considered untimely if not received within a reasonable time before the Fund mails its proxy materials for the current year.

Stockholder Communications With Directors. Stockholders who wish to communicate with the Board or individual Directors should write to the Board or the particular Director in care of the Fund, at the offices of the Fund. All communications will be forwarded directly to the Board or the individual Director.

Stockholders also have an opportunity to communicate with the Board at stockholder meetings. The Fund does not have a policy requiring Directors to attend annual stockholder meetings. All Directors attended last the annual stockholder meeting held on June 21, 2000.

Reports to Stockholders. The Fund’s Statement of Additional Information, as well as the Fund’s most recent Annual Report to Stockholders and Semi-Annual Report to Stockholders may be obtained without charge by calling 1-800-237-7073, mailing a request to: The Caldwell & Orkin Funds, Inc., 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092 or visiting the Fund’s website at www.caldwellorkin.com.

Voting Rights. Stockholders of record on the Record Date are entitled to be present and to vote at the annual meeting. Each share or fractional share is entitled to one vote or fraction thereof on all matters submitted to stockholders at the annual meeting. The Fund has one class of common stock, which has a par value of $0.10 per share. On the Record Date, there were approximately [_______________] shares outstanding.

If the enclosed proxy card is properly executed and returned in time to be voted at the annual meeting, the shares represented by the proxy card will be voted in accordance with the instructions marked on the proxy card. If you specify a vote on any Proposal, your proxy will be voted as you indicated, and any Proposal for which no vote is specified will be voted FOR that Proposal. If no instructions are marked on the proxy card, the proxy will be voted FOR each proposal. Any stockholder giving a proxy has the power to revoke it prior to its exercise by submitting a letter of revocation or a later dated proxy card to the Fund at the address indicated on the enclosed envelope provided with this Proxy Statement. Proxies voted by telephone or Internet may be revoked at any time before they are voted at the annual meeting in the same manner that proxies voted by mail may be revoked.

In tallying stockholder votes, abstentions and “broker non-votes” (i.e., shares held by brokers or nominees where (i) the beneficial owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter) will be counted as shares that are present for purposes of determining the presence of a quorum but will not be included in determining votes for or against a proposal. As a result, abstentions and broker non-votes will be a vote against any proposal where the required vote is a percentage of the shares outstanding. Therefore, with respect to Proposals 2 through 11, abstentions and broker non-votes have the effect of a vote “against” such proposals. With respect to the election of the Directors, neither abstentions nor broker non-votes have an effect on the outcome of the proposal.

Quorum; Adjournment. A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the annual meeting. In the event that a quorum is not present at the annual meeting or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, or for any other reason, the persons named as proxies may propose one or more adjournments of the annual meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the annual meeting in person or by proxy and voting on the question of adjournment. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any such adjournment. Abstentions and broker non-votes will have no effect on the outcome of a vote on adjournment. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval and it is otherwise appropriate.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A

Management Agreement

(See attached.)

Exhibit B

Proposed Amendment

AMENDMENT NO. 1 TO THE MANAGEMENT AGREEMENT

Article II of that certain Management Agreement, dated as of November 16, 1993, by and between The Caldwell & Orkin Funds, Inc. (the “Company”), C&O Funds Advisor, Inc. (the “Manager”), and Caldwell & Orkin, Inc., of which the Manager is a wholly-owned subsidiary, (the “Management Agreement”) shall be amended as of this ___ day of August 2006, as follows:

Section (a) of Article II of the Management Agreement is hereby deleted in its entirety and restated as follows:

(a) The Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Company and all Directors of the Company who are affiliated persons of the Manager. Notwithstanding the foregoing, the Board of Directors of the Company shall be authorized to pay such compensation to the chief compliance officer of the Company as the Board of Directors shall deem appropriate from time to time, whether or not the chief compliance officer is an affiliated person of the Manager.

This Amendment No. 1 to the Management Agreement has been approved by a majority of the stockholders of the Fund pursuant to the Annual Stockholder Meeting that occurred on August ____, 2006.

VOTE TODAY BY MAIL,
TOUCH-TONE PHONE OR THE INTERNET
CALL TOLL-FREE 1-888-221-0697
OR LOG ON TO www.___________________

IF YOU VOTE BY PHONE OR INTENET,
PLEASE DO NOT RETURN YOUR PROXY CARD(S).
IF YOU WISH TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON, PLEASE INDICATE
ON REVERSE SIDE AND RETURN YOUR CARD IN THE ENCLOSED ENVELOPE.

[Please fold and detach card at perforation before mailing]

PROXY SOLICITED FOR ANNUAL MEETING
OF STOCKHOLDERS OF
THE CALDWELL & ORKIN MARKET OPPORTUNITY FUND

August __, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous instructions, hereby appoints Michael B. Orkin and William C. Horne, and each of them, with full power of substitution and revocation, as proxies, to vote all shares of common stock of the Caldwell & Orkin Market Opportunity Fund (the “Fund”) that the undersigned would be entitled to vote if at the Annual Meeting of Stockholders of the Fund, and at any and all adjournments thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement. The Meeting will be held at 6200 The Corners Parkway, Suite 150, Norcross, Georgia 30092, on [September __], 2006, at [1:30 p.m.], or at such other place and/or time as the Board of Directors may determine in order to accommodate any significant increase in anticipated attendance at the Meeting. Notice of any change in the place and/or time of the Meeting will be given to stockholders of the Fund not less than 10 days prior to the Meeting. The proxies named above are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side. Receipt of the Notice of Annual Meeting and the accompanying Proxy Statement is hereby acknowledged.

PLEASE VOTE, SIGN, DATE AND PROPERLY MAIL THIS VOTING INSTRUCTION IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
Date: _______________________, 2006

This voting instruction shall be signed exactly as your name(s) appear hereon. If attorney, executor, guardian or in some other capacity or as an officer of a corporation, please state capacity or title as such. If more than one name appears, all must sign.

_____________________________________________
Signature
_____________________________________________
Signature (joint owners)

PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

This Voting Instruction Form, when properly executed, will be voted in accordance with the instructions marked below by the undersigned. In the absence of contrary instructions, this Form will be voted FOR the proposals.

The following are the general rules for signing proxy cards to avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.

1. Proposal to elect the Directors of the Fund.

Frederick T. Blumer	Henry H. Porter	⁫ FOR all nominees listed (except any noted in the space below) ⁫ WITHHOLD AUTHORITY to vote for all nominees
David L. Eager	Harry P. Taylor
Michael B. Orkin	James L. Underwood

Stockholders may withhold their vote for any individual nominee(s) by writing the individual nominee’s name(s) in the space provided below.
________________________________________________________

2. Proposal to ratify the selection of Tait, Weller & Baker LLP as the independent accountants of the Fund.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

3. Proposal to approve the Proposed Amendment to the Management Agreement of the Fund.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

4. Proposal to convert the Fund’s Investment Restriction No. 4 to a non-fundamental investment restriction.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

5. Proposal to amend the Fund’s Investment Restriction No. 7 to permit the Fund to invest in forward contracts, futures contracts and options on commodity contracts.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

6.	Proposal to convert the Fund’s Investment Restriction No. 8 to a non-fundamental investment restriction.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

7.	Proposal to amend the Fund’s Investment Restriction No. 9 to eliminate certain grade restrictions on commercial paper that may be purchased by the Fund.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

8.	Proposal to amend the Fund’s Investment Restriction No. 10 to permit the Fund to borrow money to the extent permitted under the 1940 Act.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

9.	Proposal to amend the Fund’s Investment Restriction No. 11 to permit the Fund to pledge assets as collateral in connection with borrowings to the extent permitted under the 1940 Act.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

10.	Proposal to amend the Fund’s Investment Restriction No. 12 to permit the Fund to invest in restricted securities to the extent permitted under the 1940 Act.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

11.	Proposal to delete the Fund’s Investment Restriction No. 14 to permit the Fund to invest in puts, calls or combinations thereof to the extent permitted under the 1940 Act.

FOR ⁫	AGAINST ⁫	ABSTAIN ⁫

PLEASE CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON: ⁯